                                                                     EXHIBIT 4.2


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS ADJUSTMENT WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.



                               ADJUSTMENT WARRANT

No. A1

              To Purchase Shares of $.001 Par Value Common Stock of

                                 BLUE ZONE, INC.

         THIS CERTIFIES that, for value received, [___________] (the "INVESTOR") is entitled, upon the terms, at the times and subject to the conditions hereinafter set forth, prior to 5:00 p.m. New York City Time on the Termination Date (as defined herein) but not thereafter, to subscribe for and purchase from time to time from BLUE ZONE, INC., a Nevada corporation (the "COMPANY"), all or a portion of an aggregate number of shares of Common Stock of the Company (the "ADJUSTMENT SHARES") determined in accordance with Section 3(c) hereof. The "EXERCISE PRICE" per share is $.001. The exercise price per share and the number of shares for which the Adjustment Warrant is exercisable shall be subject to adjustment as provided herein. This Adjustment Warrant is being issued in connection with the Common Stock Investment Agreement dated as of September 8, 2000 (the "AGREEMENT") entered into among, inter alia, the Company and the Investor. Any capitalized terms used but not defined in this Adjustment Warrant shall have the meaning specified in the Agreement.

1. Title of Adjustment Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Adjustment Warrant and all rights hereunder are transferable, in whole or in respect of the right to purchase any part of the Adjustment Shares, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Adjustment Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise from time to time of rights represented by this Adjustment Warrant will, upon exercise of the rights represented by this Adjustment Warrant and payment of the Exercise Price as set forth herein, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.       Exercise of Adjustment Warrant for Adjustment Shares.

(a)      Definitions.

         "ADJUSTMENT NUMBER" means the sum of (1) the number of the Initial Shares currently held by the Investor, plus (2) the number of Adjustment Shares previously acquired and then held by the Investor, plus (3) the total number of Adjustment Shares the Investor then has the right to acquire under this Adjustment Warrant (for this purpose ignoring the provisions of Section 15 hereof) (such Adjustment Shares then issuable as described in this clause (3) are herein called "ACCRUED ADJUSTMENT SHARES"). The Adjustment Number shall be appropriately adjusted from time to time to reflect stock splits, stock dividends, recapitalizations and the like.

         "ADJUSTMENT PERIOD" means the last 30 Trading Days immediately preceding but not including the 90 calendar day anniversary of the Closing Date, and the last 30 Trading Days of each successive 90 calendar day period thereafter, provided that there shall be no more Adjustment Periods following the earlier of (i) the eighth (8th) consecutive Adjustment Period and (ii) the date on which the closing bid price for a share of Common Stock on the Principal Market (as reported by Bloomberg) exceeds 175% of the Share Purchase Price for ten
         (10) consecutive Trading Days after Effective Registration.

         "ADJUSTMENT SETTLEMENT DATE" means, for a particular Adjustment Period, the third Trading Day immediately following the end of such Adjustment Period.

         "ADJUSTMENT SHARE PURCHASE PRICE" means, for an Adjustment Period, the average of the closing bid price of a share of Common Stock on the Principal Market on the ten (10) lowest closing bid price Trading Days during such Adjustment Period. The Adjustment Share Purchase Price shall be appropriately adjusted from time to time to reflect stock splits, stock dividends, recapitalizations and the like.

         "EFFECTIVE REGISTRATION" shall have the meaning specified in the Purchase Agreement.

         "SET PRICE" means, for the first Adjustment Period, the Share Purchase Price (as defined in the Agreement), and for each subsequent Adjustment Period, the Adjustment Share Purchase Price for the most recently preceding Adjustment Period.

         "TERMINATION DATE" means the date which is thirty days following the later of (i) the end of the last Adjustment Period hereunder, or (ii) the date on which the holder hereof receives written notice from the Company that the closing bid price for a share of Common Stock on the Principal Market (as reported by Bloomberg) has exceeded 175% of the Share Purchase Price for ten (10) consecutive Trading Days after Effective Registration.


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



(b) (i) Exercise of Adjustment Warrant by Investor. Exercise of the rights represented by this Adjustment Warrant may be made at any time or times, in whole or in part, after the end of the first Adjustment Period and prior to 5:00 p.m. New York City time on the Termination Date, or such earlier date on which this Adjustment Warrant may terminate as provided in Section 13(d) below, by the surrender on any business day of this Adjustment Warrant and a Notice of Exercise in the form annexed hereto duly completed and executed, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the full Exercise Price of the shares thereby purchased; whereupon the holder of this Adjustment Warrant shall be entitled to receive a certificate for the number of Adjustment Shares for which this Adjustment Warrant has been so exercised.

         (ii) Cashless Exercise. Alternatively, the Warrant holder may exercise this Adjustment Warrant, in whole or in part in a "cashless" or "net-issue" exercise by delivering to the offices of the Company or any transfer agent for the Common Stock this Adjustment Warrant, together with a Notice of Exercise specifying the number of Adjustment Shares to be delivered to such Warrant holder ("DELIVERABLE SHARES") and the number of Adjustment Shares with respect to which this Adjustment Warrant is being surrendered in payment of the aggregate Exercise Price for the Deliverable Shares ("SURRENDERED SHARES").

         The number of Deliverable Shares shall be calculated as follows:



         # of Deliverable Shares = # of Surrendered Shares  x  Fair Market Value of Common Stock less Exercise Price
                                                               -----------------------------------------------------
                                                               Fair Market Value of Common Stock


         "FAIR MARKET VALUE" shall have the meaning specified in Section 14(c).

         The number of Adjustment Shares shall be reduced by the number of such Adjustment Shares for which this Adjustment Warrant is exercised and/or surrendered, and the Company, at its expense, shall within five (5) Trading Days issue and deliver to or upon the order of the Warrant holder a new Adjustment Warrant of like tenor in the name of Warrant holder or as Warrant holder may request, reflecting such adjusted Adjustment Shares.

         (iii) Date of Exercise; Delivery of Certificates. All exercises will be deemed to occur as of the date of the Notice of Exercise, and certificates for shares of Common Stock purchased hereunder shall be delivered to the holder hereof within four (4) Trading Days after the date on which this Adjustment Warrant shall have been exercised as aforesaid. The Warrant holder may withdraw its Notice of Exercise under this Section 3(b) at any time thereafter if the Company fails to timely deliver the applicable certificates to the Warrant holder as provided in this Adjustment Warrant.

         (iv) Company Election of Cash or Stock. Subject to the other provisions of this Adjustment Warrant, the Company shall elect, by delivering written notice received by




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

         the Investor on the first Trading Day of a particular Adjustment Period, to satisfy its adjustment obligations (if any) for such Adjustment Period either wholly in cash or wholly in Adjustment Shares (or Accrued Adjustment Shares, as the case may be), but not in a combination of the two. Such election may be made by the Company only if the sum of the Initial Shares then owned by the Investor, the Adjustment Shares then owned by the Investor, plus Accrued Adjustment Shares, exceeds 200% of the Initial Shares acquired by the Investor. For avoidance of doubt, the Company's right to satisfy its adjustment obligation in cash, as provided above, shall not be retroactive and shall not apply to Adjustment Shares which have been issued or should have been issued or to Accrued Adjustment Shares for any prior Adjustment Period. The number of Adjustment Shares deliverable (or Accrued Adjustment Shares, as the case may be) will be calculated in accordance with Section 3(c) and the amount of cash deliverable will be calculated in accordance with Section 3(d). If the Company fails to make any election for a particular Adjustment Period, the default method of payment will be Accrued Adjustment Shares.

(c) Adjustment Share Calculations. The number of Adjustment Shares (if any) issuable in respect of a particular Adjustment Period shall be calculated immediately following the close of the Principal Market on the final Trading Day of such Adjustment Period, using the following formula:

                  # of Adjustment Shares  = Adjustment Number   x   Set Price   -   Adjustment Number
                                            ---------------------------------
                                            Adjustment Share Purchase Price


         The Adjustment Share Purchase Price in the above formula is the Adjustment Share Purchase Price for the Adjustment Period then ended, and the Adjustment Number in the above formula is the Adjustment Number on the last day of such Adjustment Period. The aggregate number of Adjustment Shares which may be purchased on exercise of this Adjustment Warrant shall equal the total of all Adjustment Shares issuable with respect to each Adjustment Period, calculated separately for each Adjustment Period pursuant to the above formula. Under no circumstances shall the number of Adjustment Shares calculated for any prior Adjustment Period be reduced as a result of the calculation of Adjustment Shares for the then present or any subsequent Adjustment Period. Under no circumstances may the number of Adjustment Shares for any Adjustment Period calculated pursuant to the above formula be less than zero.

(d) Cash Calculations. If the Company is permitted to elect and elects under Section 3(b) to pay cash, the amount of cash (if any) payable in respect of a particular Adjustment Period shall be calculated immediately following the close of the Principal Market on the final Trading Day of such Adjustment Period, and shall be equal to the product obtained by multiplying (x) the total number of Adjustment Shares issuable pursuant to Section 3(c) above with respect to such Adjustment Period (not including any Accrued Adjustment Shares issuable from prior Adjustment Periods) (for this purpose and for purposes of calculations pursuant to Section 3(b)(iv), ignoring the provisions of
         Section 15) by (y) the Adjustment Share Purchase Price for the Adjustment Period then ended.


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



(e) Closing. Promptly after performing the calculations pursuant to Section 3(c) or 3(d) for the Investor on the final Trading Day of such Adjustment Period, the Company shall deliver its written calculations to the Investor by facsimile. At 10:00 a.m. New York City time on the Adjustment Settlement Date relating to such Adjustment Period, the Company will deliver to the Investor the applicable amount of cash or, if the Investor has exercised or is exercising this Adjustment Warrant in whole or in part, the applicable number of Adjustment Shares, in each case at the offices of KKWC (each such event being a "FILL-UP CLOSING"). Such exercise of this Adjustment Warrant at any Fill-up closing shall be deemed for all purposes a "cashless" exercise.

(f)      Effective Registration During Stock Adjustment Period.

                  (i) If at any time during an Adjustment Period (other than the first Adjustment Period following the Closing) there shall be a lack of Effective Registration, the Investor (as to itself only) may at its option either (x) waive the lack of Effective Registration, in which case the Adjustment Period will continue uninterrupted with respect to such Investor in accordance with the other provisions of this Section 3, or (y) by written notice to the Company (delivered no later than three (3) Trading Days after actually receiving written notification from the Company of such lack of Effective Registration) elect to suspend such Adjustment Period with respect to itself (a "SUSPENSION NOTICE"), or (z) require the Company, at the conclusion of such Adjustment Period, to make payment to the Investor of cash for all Adjustment Shares and Accrued Adjustment Shares calculated pursuant to
         Section 3(c) above for all Adjustment Periods, at a price calculated under Section 3(g) below.

                  (ii) If an Investor elects pursuant to subsection (i) above to suspend a particular Adjustment Period and Effective Registration is subsequently re-established either before or after the scheduled end of such Adjustment Period, then such Investor may, at its option, elect either (x) to treat such Adjustment Period as tolled for the duration (however long) of the lack of Effective Registration, such that the first full day of Effective Registration following delivery of the Suspension Notice shall be treated as and deemed to be the next day of that tolled Adjustment Period, or (y) to treat such Adjustment Period as having never commenced, such that the first full day of Effective Registration following delivery of the Suspension Notice shall be treated as and deemed to be the first day of the Adjustment Period interrupted by the lack of Effective Registration. The Investor shall have two (2) Trading Days after receiving written notice from the Company of the re-establishment of Effective Registration to make such election.

(g) Effective Registration as of Fill-up Closing. If there is not Effective Registration on the date of a Fill-up Closing, then the Investor shall have the option but not the obligation to receive from the Company, in lieu of the Adjustment Shares otherwise deliverable, an amount in immediately available funds equal to the product of (i) the greater of the highest closing bid price of the Common Stock on the Principal Market from the final Trading Day of the applicable Adjustment Period through and including the Trading Day immediately prior to the Adjustment Settlement Date and the Adjustment Share Purchase


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



         Price for the Adjustment Period then ended, and (ii) the number of Adjustment Shares the Company otherwise would be obligated to deliver to such Investor at such Fill-up Closing (for this purpose ignoring the provisions of Section 14).

(h) New Adjustment Warrant. Whenever this Adjustment Warrant is exercised and surrendered to the Company in accordance with Section 3(b) above, the Company shall issue a new Adjustment Warrant for the unexercised portion (if any) of this Adjustment Warrant and for the unexpired term (through the Termination Date) of this Adjustment Warrant; such new Adjustment Warrant shall be issued even if the surrendered Adjustment Warrant was exercised for all the Adjustment Shares then issuable under such Adjustment Warrant.

(i) Remedies. If the Company fails to deliver the specified number of Adjustment Shares or amount of immediately available funds, as applicable, to an Investor within 5 Trading Days of the time and at the place specified in this Section 3, then such Investor may, without reducing its other rights at law or in equity, compel the Company to repurchase all or a part of its Securities (including the number of Adjustment Shares which, without regard to Effective Registration, should have been delivered (for this purpose ignoring the provisions of Section 14) by the Company) at the applicable Premium Redemption Price (as defined in, and as specified in, the Registration Rights Agreement).

(j) Adjustments. The number of Adjustment Shares and Accrued Adjustment Shares shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event so that the Investor receives the same economically equivalent value of Adjustment Shares as it would in the absence of such event.

(k) Miscellaneous. The Adjustment Shares shall upon delivery to the Investors be fully-paid, nonassessable, shares of Common Stock, free and clear of all liens and encumbrances and duly eligible for trading on the Nasdaq National Market System or if the Common Stock is not quoted thereon, on such exchange or market (which for purposes of this Agreement shall mean the New York Stock Exchange, the American Stock Exchange or the Nasdaq Small Cap Market) upon which the Common Stock is principally traded or quoted (in either case, the "PRINCIPAL MARKET").

4. Non-Certificated Shares, In lieu of delivering physical certificates representing the Adjustment Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Investor, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Adjustment Shares to the Investor by crediting the account of the Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

5. Representations of Holder. The holder of this Adjustment Warrant, by the acceptance hereof, represents that it is acquiring this Adjustment Warrant and the Adjustment Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Adjustment Warrant or the Adjustment Shares in violation of the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Adjustment Warrant or any of the Adjustment Shares for any minimum or other specific term and reserves the right to dispose of this Adjustment Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act or other legally permissible manner. The holder of this Adjustment Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "ACCREDITED INVESTOR"). If such holder would not be able to make such representations upon exercise hereof because they would be factually incorrect, it shall be a condition to such holder's exercise of this Adjustment Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Adjustment Warrant shall not violate any United States or state securities laws.

6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the issuance of the Adjustment Shares

7. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Adjustment Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Adjustment Warrant or in such name or names as may be directed by the holder of this Adjustment Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Adjustment Warrant, this Adjustment Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Adjustment Warrant certificates or any certificates for the Adjustment Shares other than the issuance of a Adjustment Warrant Certificate to the Investor in connection with the Investor's surrender of a Adjustment Warrant Certificate upon the exercise of less than all of the Adjustment Warrants evidenced thereby, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Adjustment Warrant.

9. No Rights as Shareholder until Exercise. Subject to Sections 13 and 14 of this Adjustment Warrant and the provisions of any other written agreement between the


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




         Company and the Investor, the Investor shall not be entitled to vote or receive dividends or be deemed the holder of Adjustment Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Adjustment Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Adjustment Warrant pursuant to Section 3 hereof, the Adjustment Shares so purchased hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date of the Notice of Exercise.

10. Assignment and Transfer of Adjustment Warrant. This Adjustment Warrant may be assigned in whole or in part by the surrender of this Adjustment Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Adjustment Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "ACT"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Adjustment Warrant to the effect that the transaction is so exempt.

11. Loss, Theft, Destruction or Mutilation of Adjustment Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Adjustment Warrant or stock certificate representing the Adjustment Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, or upon surrender and cancellation of such Adjustment Warrant or stock certificate, if mutilated, the Company will promptly make and deliver a new Adjustment Warrant or stock certificate of like tenor and dated as of such delivery, in lieu of this Adjustment Warrant or stock certificate.

12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

13. Effect of Certain Events. If at any time while this Adjustment Warrant or any portion thereof is outstanding and unexpired there shall be (i) a sale or conveyance of all or substantially all of the Company's assets or (ii) a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a


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


         "SALE OR MERGER TRANSACTION"), in which the consideration to be received by the Company or its shareholders consists solely of cash, and in case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Adjustment Warrant shall have the right thereafter to purchase, by exercise of this Adjustment Warrant and payment of the Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Adjustment Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 13. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.

14.      Adjustments of Exercise Price and Number of Adjustment Warrant Shares.

         The number of and kind of securities purchasable upon exercise of this Adjustment Warrant shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Adjustment Warrant subdivide its outstanding securities as to which purchase rights under this Adjustment Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Adjustment Warrant exist, the number of Adjustment Shares as to which this Adjustment Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.

(b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("COMMON STOCK EQUIVALENTS") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Adjustment Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend.

(c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Adjustment Shares for which this Adjustment Warrant is exercisable shall be increased to equal: (i) the number of Adjustment Shares for which this Adjustment Warrant is exercisable immediately prior



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


         to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and
         (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Adjustment Warrant holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. Alternatively, the Investor shall have the option but not the obligation to participate in such distribution on an "on converted" basis without regard to Section 14. For purposes of this Adjustment Warrant, "FAIR MARKET VALUE" shall equal the 10 Trading Day average closing price of the Common Stock on the Principal Market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder.

(d) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Adjustment Warrant Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Adjustment Warrant Holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Adjustment Warrant to be performed and observed by the Company.

(e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Adjustment Warrant exist into the same or a different number of securities of any other class or classes, then the Adjustment Warrant Holder shall thereafter be entitled to receive upon exercise of this Adjustment Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Adjustment Warrant Holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant at such time been exercised.

15.      9.99% Limitation.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Investor upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant) that have limitations on the Investor's right to convert, exercise or purchase similar to the limitation set forth herein (the "Excluded Shares")), together with all shares of Common Stock deemed beneficially owned (not counting such affiliate's Excluded Shares) by the holder's "affiliates" (as defined Rule 144 of the Act) ("AGGREGATION PARTIES") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "RESTRICTED OWNERSHIP PERCENTAGE"). Each Holder shall have the right
         (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned of an event of:

                  (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction,

                  (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the 1933 Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power,

                  (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, in one or a series of related transactions, or

                  (iv) a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

(b) The Investor covenants at all times on each day (each such day being referred to as a "COVENANT DAY") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "COVENANT PERIOD") such Investor will not acquire shares of Common Stock pursuant to any right (including the exercise of the Warrant) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

                  (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

                           minus

                  (y) the number of shares of Common Stock owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

                  A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 14 controls in the case of any conflict with any other provision of the Transaction Documents.

                  The Company's obligation to issue Adjustment Shares which would exceed such limits referred to in this Section 14 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

16.      Miscellaneous.

(a) Issue Date; Choice Of Law; Venue; Jurisdiction.THE PROVISIONS OF THIS ADJUSTMENT WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS ADJUSTMENT WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS ADJUSTMENT WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT SITTING IN THE STATE OF CITY OF NEW YORK IN THE STATE OF NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS ADJUSTMENT WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS ADJUSTMENT WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY

         WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS ADJUSTMENT WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 16(C). NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

(b) Modification and Waiver. This Adjustment Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Investor, each future holder of this Adjustment Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Adjustment Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement. All notices under this Adjustment Warrant shall be deemed to have been given when received.

         A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 16(c).

(d) Severability. Whenever possible, each provision of this Adjustment Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Adjustment Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Adjustment Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Adjustment Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Adjustment Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Adjustment Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Adjustment Warrant Shares on the exercise of this Adjustment Warrant.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Adjustment Warrant to be executed by its officers thereunto duly authorized.

Dated: September 8, 2000

                                                     BLUE ZONE, INC



                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:


Agreed and Accepted
this 8th day of September, 2000


[INVESTOR]



By:
   ----------------
     Name:
     Title:

                               NOTICE OF EXERCISE



To:      BLUE ZONE, INC.


(1)      The undersigned hereby elects:

                  (A) to purchase ________ shares of Common Stock of BLUE ZONE, INC. pursuant to the terms of the attached Adjustment Warrant, and tenders herewith payment of the Exercise Price in full.

                  (B) in a "cashless" or "net-issue" exercise for, and to purchase hereunder, ______ shares of Common Stock, and herewith makes payment therefor with ______ Surrendered Shares.


(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)
                                                           ; and in addition
                           -------------------------------

(3) Please issue a new Adjustment Warrant for the unexercised portion (if any) and for the unexercised term (through the Termination Date) of the attached Adjustment Warrant in the name of the undersigned or in such other name as is specified below:

                           Other Name:
                                       --------------------



                                             -----------------------------------
                                             (Name)

--------------------                         -----------------------------------
(Date)                                       (Signature)

                                             -----------------------------------
                                             (Address)

                                 ASSIGNMENT FORM

              (To assign the foregoing Adjustment Warrant, execute
                   this form and supply required information.
            Do not use this form to exercise the Adjustment Warrant.)



FOR VALUE RECEIVED, the foregoing Adjustment Warrant of Blue Zone, Inc. and all rights evidenced thereby are hereby assigned to
                                               ---------------------------------
 whose address is
                 ---------------------------------------------------------------

   ----------------------------------------------------------------------------.


Dated:
        --------------,   ----

Holder's Signature:
                           -----------------------------
Holder's Address:
                           -----------------------------

                           -----------------------------


Signature Guaranteed:
                       -------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Adjustment Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Adjustment Warrant.